EXHIBIT 10.4

                              GOLF ROUNDS.COM, INC.

                         EXECUTIVE EMPLOYMENT AGREEMENT

     THIS EXECUTIVE  EMPLOYMENT  AGREEMENT  ("Agreement") is entered into by and between George N. Faris ("Executive"), residing at 33 Twin Lakes Lane, Riverside, CT 06878, and Golf Rounds.com, Inc., a Delaware corporation ("Company"), with head offices located at ______________, on the last date on which both parties have signed this Agreement.

     WHEREAS, the Company wishes to employ Executive and to assure itself of the services of Executive on the terms set forth herein; and

     WHEREAS, Executive wishes to be so employed under the terms set forth herein.

     NOW, THEREFORE, in consideration of the promises, mutual covenants, the above recitals, and the agreements herein set forth, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree to the following terms and conditions of the Executive's employment.

     1. EMPLOYMENT BY THE COMPANY. The Company agrees to employ Executive as its part-time Co-Chairman ("Chairman"), and Executive accepts such employment on the terms and conditions set forth herein.

     2. DUTIES. Executive shall render non-exclusive, part-time services to the Company as the Co-Chairman of the Company's Board of Directors ("Board"). Executive shall call for and preside at Board meetings and shall have primary responsibility for coordinating activities of the Board and supervising the Company's investor relations and corporate communication programs as well as regulatory compliance. Executive shall report directly to the Board. Executive will work at his personal facilities or at the Company's facility, if any, in New York, New York or Riverside, Connecticut, subject to necessary business travel. During Executive's employment with the Company, Executive shall devote such time as he deems necessary, but not less than two days per week of his business time (except for vacation periods and reasonable periods of illness or other incapacity permitted by the Company's general employment policies) to the business of the Company.

     3.  TERM.   Executive's  employment  shall  commence  on  ___________  (the
"Effective Date") and shall continue for a one (1)-year period from the Effective Date. This Agreement shall automatically renew for another one
(1)-year period, at the option of the Executive. Thereafter, this Agreement shall automatically renew for consecutive one (1) year periods unless either party provides written notice to the other party of an intention not to renew at least ninety (90) days prior to the end of the then current one (1)-year period. In the event that the Company terminates this Agreement as provided in the prior sentence, Executive shall be entitled to receive an end of employment service bonus in the form of continuing salary payments, at Executive's last base salary, less applicable withholdings and deductions, for a period of one (1) month for each year of service (prorated for partial years) provided to the Company under this Agreement (e.g., two months of salary shall be paid by the Company if this Agreement is terminated at the end of Executive's second year of service to the Company). The payments required by this Section 3 shall be in addition to, and not in lieu of, any severance payments required to be paid by the Company to Executive pursuant to Section 14.

     4. POLICIES AND PROCEDURES. The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company, including those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or practices, this Agreement will control.

     5. COMPENSATION. During the first six (6) months of this Agreement, Executive's base salary will be $96,000 per year, less standard payroll deductions and withholdings. Thereafter, Executive's base salary will be $120,000 per year, less standard payroll deductions and withholdings, provided that Executive's base salary shall not increase from $96,000 per year to $120,000 per year unless and until the Company first achieves $500,000 of EBITDA (as determined in good faith by the Executive and the Board) after the date of this Agreement. Executive will be paid semi-monthly in accordance with Company practice and policy. Executive will be considered for annual increases in base salary then in effect in accordance with Company policy and subject to review and approval by the Board (or any authorized committee thereof). Executive shall be reimbursed by the Company on a timely basis for all reasonable and documented (solely to the extent any expense exceeds $25.00 and a receipt is available) out-of-pocket expenses incurred in the performance of his duties on behalf of the Company including, but not limited to, reasonable business travel, lodging, phone, fax and business entertainment expenses.

     6. EXECUTIVE BONUS PROGRAM PARTICIPATION. Executive shall be eligible to participate in any annual bonus plan that may be established by the Board for the Executive or its executive team generally. The total annual target bonus that Executive may be eligible to earn shall be divided into two equal increments, and the Board shall determine whether Executive has earned any bonus payments on the date that is six (6) months and twelve (12) months after the commencement of the annual bonus plan. The prerequisites for Executive's earning of any such bonus, and the amount of any bonus that may be awarded, shall be determined by the terms and conditions of the applicable bonus plan. Executive shall receive payment of any bonuses that he has earned within fifteen (15) days after the Board's determination, made in its sole discretion, as to whether Executive has satisfied the terms and conditions established for Executive's earning of a bonus under the applicable bonus plan, and the amount of any bonus payable to Executive, if any.

     7. STOCK OPTIONS. Subject to the approval of the Board, the Company may grant Executive an option (the "Option") to purchase shares of the Company's common stock pursuant to a stock option plan approved by the Board (the "Plan"). The Option shall have an exercise price, vesting schedule and other terms and conditions as determined by the Board (or any authorized committee thereof). As long as Executive serves as Co-Chairman of the Company, the amount, terms and conditions of any such Option shall be substantially identical to the amount, terms and conditions of stock options granted by the Board to any other chairman or co-chairman of the Company.

     8. STANDARD COMPANY BENEFITS. Executive will be entitled to all rights and benefits for which for which other executives of the Company are entitled, on terms comparable thereto, including, without limitations, participation in pension and profit sharing plans, 401(k) plans, group insurance policies and plans, medical, health, vision and disability insurance policies and plans, and the like, which may be maintained by the Company for the benefit of its executives. The Company may modify its benefits programs from time to time as it deems necessary.

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

     9. PROPRIETARY INFORMATION. Executive will be required as a condition of employment to sign and abide by the Company's standard proprietary information and inventions agreement (the "Proprietary Information Agreement"). Nothing in the Proprietary Information Agreement shall limit or otherwise circumscribe any confidentiality agreement Executive may have previously entered into with Company.

     10. EXCLUSIVE PROPERTY. Executive agrees that all business procured by Executive on behalf of the Company while employed by the Company is and shall remain the exclusive property of the Company.

     11. OUTSIDE ACTIVITIES. Throughout Executive's part-time employment with the Company, Executive may engage in civic, not-for-profit and for-profit activities. Executive may serve as a director of other corporations and may engage in other businesses and may devote any time he deems necessary for such activities as long as such activities are not in direct conflict with the primary business of the Company. The Company acknowledges that Executive is currently the Chairman of FarisGroup, Inc. and that the business activities of such company are not currently in direct conflict with the primary business of the Company.

     12. NONSOLICITATION. Throughout Executive's employment with the Company and for one (1) year thereafter, Executive shall not, without first obtaining the prior written approval of the Company, directly or indirectly solicit, induce, persuade or entice, or attempt to do so, or otherwise cause, or attempt to cause, any employee or independent contractor of the Company to terminate his or her employment or contracting relationship in order to become an employee, or independent contractor to or for any other person or entity.

     13. AT-WILL EMPLOYMENT. Executive's employment relationship with the Company is at-will, provided that both Executive and the Company must provide the other party with notice of its intention to terminate this Agreement at least ninety (90) days prior to his last day of employment with the Company (the "Separation Date"). Accordingly, subject to the foregoing sentence, both the Executive and the Company may terminate the employment relationship at any time with or without Cause or Good Reason.

     14. TERMINATION WITHOUT CAUSE/RESIGNATION FOR GOOD REASON. If the Company terminates Executive's employment without Cause or Executive resigns his employment for Good Reason, Executive shall be eligible to receive severance in the form of continuing salary payments, at Executive's last base salary, less applicable withholdings and deductions, for a period of nine (9) months after his Separation Date. If the Company terminates Executive's employment without Cause or Executive resigns his employment for Good Reason, then, in addition to receiving the salary continuation payments referenced in the preceding sentence, Executive will also become vested in seventy-five percent (75%) of the shares subject to Option and any other options that may have been granted to Executive. Except as provided in this Section 14, all stock options granted to Executive shall cease vesting as of the Separation Date, and shall be exercisable thereafter only pursuant to the terms of the applicable stock option plans and agreements. Executive shall not be entitled to receive any of the severance pay or vesting rights provided under this Section 14 unless and until Executive executes a full release of claims against the Company, in substantially the form attached hereto as Exhibit A, and such release is received by the Company on or before sixty (60) days after the Separation Date.

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

     15. TERMINATION FOR CAUSE/RESIGNATION WITHOUT GOOD REASON. If the Company terminates Executive's employment at any time for Cause or Executive resigns his employment without Good Reason, Executive's salary shall cease as of the Separation Date, and Executive will not be entitled to severance pay, accelerated vesting, pay in lieu of notice or any other such compensation, other than payment of accrued salary and such other benefits as expressly required in such event by applicable law or the terms of any applicable Company benefit plans. The stock options granted to Executive shall cease vesting as of the Separation Date, and shall be exercisable thereafter only pursuant to the terms of the applicable stock option plans and agreements.

     16. DEFINITION OF CAUSE. For purposes of this Agreement, "Cause" means that one or more of the following has occurred: (i) Executive's conviction of any felony or any crime involving moral turpitude or dishonesty; (ii) Executive's participation in a fraud or act of dishonesty against the Company; (iii) Executive's threats or acts of violence in the workplace or in the course and scope of any business activity, unlawful harassment of any employee or independent contractor of the Company, theft or unauthorized conversion or transfer of any Company opportunity to Executive or to any third party, or breach of Executive's Proprietary Information and Inventions Agreement with the Company which results in any material harm to the Company; (iv) Executive's gross negligence or intentional and willful refusal to follow the reasonable, material and lawful directions of the Board which Executive fails to cure within seven (7) business days of receiving written notice from the Company thereof; or
(v) Executive's material non-performance or breach of this Agreement or any other contract between the Company and Executive or any statutory duty owed by Executive to the Company (excluding those duties and obligations set forth in clauses (iii) and (iv) above) that Executive does not cure within ten (10) business days after Executive's receipt of written notice thereof (provided such violation is capable of cure). Executive shall only be entitled to receive two
(2) written notice and cure periods pursuant to clause (v) above. The Company agrees that any notice issued to Executive pursuant to clause (v) shall contain a description of all acts and omissions then known to the Company that warrant issuance of a notice. For purposes of this Agreement, Executive's death shall constitute "Cause" for termination effective as of Executive's death.

     17. DEFINITION OF GOOD REASON. For purposes of this Agreement, "Good Reason" shall mean that the Company has taken any one of the following actions without Executive's consent: (i) Executive's base salary is reduced by five percent (5%) or more (other than a voluntary reduction or "across-the-board" salary reductions which are applied to all of the Company's executive employees); (ii) Executive's position or duties are materially reduced, and such reduction is not remedied by the Company within thirty (30) days after written notice thereof is received by the Company from Executive; (iii) Executive's principal place of employment is moved to a location which results in an increase in Executive's one-way commute from his current principal residence in New York, New York by twenty-five (25) miles or more; (iv) any material breach by the Company of its obligations under this Agreement that is not remedied by the Company within thirty (30) days of its receipt of written notice of such breach from Executive or (v) Executive's title is changed in any manner. Executive may resign his employment for Good Reason pursuant to clauses (i),
(ii), (iii) and (v) above, only if Executive resigns within forty-five (45) days of the date Executive knows or reasonably should know of the event that forms the basis for his resignation for Good Reason. Executive may resign for Good Reason pursuant to clause (iv) of this subsection only if Executive resigns within sixty (60) days of the date he provides the Company with written notice of the Company's material breach of its obligations under this Agreement, and provided the Company fails to cure its material breach within the thirty (30) day cure period provided in clause (iv).

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

     18. PARACHUTE PAYMENTS. If any severance, accelerated vesting or other payment or benefit Executive would receive pursuant to a change in control from the Company or otherwise ("Payment") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then such Payment shall be reduced to the Reduced Amount. The "Reduced Amount" shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Executive's receipt, on an after-tax basis, of the greater amount of the Payment.

     The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the change in control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the change in control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

     The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and Executive within fifteen (15) calendar days before the closing date of the change in control (if requested at that time by the Company or Executive) or such other time as requested by the Company or Executive. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Company and Executive with an opinion reasonably acceptable to Executive that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and Executive

     19. TAXES. Executive agrees to be responsible for the payment of any taxes due on any and all compensation, stock option, or benefit provided by the Company pursuant to this Agreement. Executive agrees to indemnify the Company and hold the Company harmless from any and all claims or penalties asserted against the Company for any failure to pay taxes due on any compensation, stock option, or benefit provided by the Company pursuant to this Agreement. Executive expressly acknowledges that the Company has not made, nor herein makes, any representation about the tax consequences of any consideration provided by the Company to Executive pursuant to this Agreement

     20. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible.

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

     21. WAIVER. No waiver of any provision shall be deemed to have occurred unless memorialized in a writing signed by the waiving party. If either party should waive any breach of any provision of this Agreement, Executive or the Company will not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

     22. NOTICES. Any notices provided hereunder must be in writing and shall be deemed to have been received upon the earlier of personal delivery (including hand-delivery and personal delivery by facsimile transmission) or the third day after mailing by first class mail or overnight delivery, to the Company at its primary office location and to Executive at his address as listed on the Company's payroll at the time notice is given.

     23. COMPLETE AGREEMENT. This Agreement constitutes the complete, final, and exclusive embodiment of the entire agreement between Executive and the Company with regard to the subject matter contained herein. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified or amended except in a writing signed by a duly-authorized member of the Board of the Company and Executive. Each party has carefully read this Agreement, has been afforded the opportunity to be advised of its meaning and consequences by his or its respective attorneys, and signs the same of his or its own free will

     24. CONSTRUCTION & COUNTERPARTS. This Agreement shall be deemed to have been drafted jointly by the parties, and no ambiguity in the Agreement shall be construed against either the Company or Executive. This Agreement may be executed in two counterparts, each of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement. Facsimile signatures shall be deemed as effective as original signatures.

     25. HEADINGS. The headings of the sections hereof are inserted for convenience only and will not be deemed to constitute a part hereof nor to affect the meaning thereof.

     26. SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of his duties hereunder and Executive may not assign any of his rights hereunder without the written consent of the Company, which consent shall not be withheld unreasonably.

     27. ATTORNEY FEES. If either party brings any action to enforce his or its rights hereunder, the prevailing party in any such action will be entitled to recover his or its reasonable attorney's fees and costs incurred in connection therewith.

     28. CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of New York as applied to contracts made and to be performed entirely within New York.

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

GEORGE N. FARIS,                         GOLF ROUNDS.COM, INC.,
an Individual                            a Delaware corporation

                                         ________________________________
______________________
George N. Faris                          [___________]
                                         Director, Board of Directors
Date: ____________
                                         Date: ____________

                                    EXHIBIT A

                                     RELEASE

     In consideration of the severance benefits that I will receive under the attached agreement, I hereby release, acquit and forever discharge Golf Rounds.com, Inc. and its officers, directors, agents, servants, employees, attorneys, shareholders, successors, assigns, parents, subsidiaries and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date I sign this Release, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, profit sharing, stock, stock options, or any other equity or ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law, statute, or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the federal Age Discrimination in Employment Act ("ADEA"), as amended; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

     If I am forty years of age or older at the time I execute this Release, the following provisions of this paragraph shall apply: I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing that: (a) my waiver and release do not apply to any rights or claims that may arise after the execution date of this Agreement; (b) I have been advised hereby that I should consult with an attorney prior to executing this Agreement (although I may voluntarily choose not to do so); (c) I have twenty-one (21) days to consider this Agreement (although I may choose to voluntarily execute this Agreement earlier); (d) I have seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; (e) this Agreement will not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Agreement is executed by me.


AGREED: GEORGE N. FARIS


By:
    _______________________
Date:
      _____________________



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